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                                                                     EXHIBIT 21

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
LIST OF SUBSIDIARIES                         STATE OF INCORPORATION
DMX, LLC                                     Delaware
   450714B.C., Ltd.                          British Columbia, Canada
   DMX-Europe N.V.                           Netherlands
   Tempo Sound, Inc.                         Oklahoma
   Advanced Audio, LLC                       Georgia
LD Bondnet, Inc.                             Delaware
LDIG Cars, Inc.                              Delaware
LDIG Film, Inc.                              Delaware
LDIG Financing LLC                           Delaware
LDIG NL, Inc.                                Delaware
LDIG Online Retail, Inc.                     Delaware
LDIG Order, Inc.                             Delaware
LDIG OTV, Inc.                               Delaware
LDIG UGON, Inc.                              Delaware
Liberty Academic Systems Holdings, Inc.      Colorado
Liberty BETI, Inc.                           Delaware
Liberty Digital, LLC                         Delaware
Liberty DS, Inc.                             Delaware
Liberty HG, Inc.                             Delaware
Liberty IATV Events, Inc.                    Delaware
Liberty IATV, Inc.                           Delaware
Liberty IB, Inc.                             Delaware
Liberty IP, Inc.                             Delaware
Liberty Java, Inc.                           Colorado
Liberty KI, Inc.                             Delaware
Liberty Lightspan Holdings, Inc.             Colorado
Liberty Medscholar, Inc.                     Delaware
Liberty Online Health KI Holdings, Inc.      Colorado
Liberty Online Health RN Holdings, Inc.      Colorado
Liberty Online Sports Holdings, Inc.         Colorado
Liberty Online Village Holdings, Inc.        Colorado
Liberty PL, Inc.                             Delaware
Liberty QS, Inc.                             Delaware
Liberty Replay, Inc.                         Delaware
Liberty TE, Inc.                             Delaware
Liberty TIV, Inc.                            Delaware
LMC Digital, Inc.                            Colorado
LMC IATV Events, LLC                         Delaware
Paradigm Music Entertainment Company         Delaware
    SonicNet, Inc.                           Delaware
The Box Worldwide, Inc.                      Florida
    The Box Worldwide-Europe, B.V.           Netherlands
    The Box Holland, B.V.                    Netherlands
    The Box Music Network S.L.               Spain
    Video Jukebox Network Europe, Ltd.       United Kingdom
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